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                                  EXHIBIT 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Texas Industries, Inc. of our report dated July 15, 1994, included in the 1994 Annual Report to Shareholders of Texas Industries, Inc.

Our audits also included the financial statement schedules of Texas Industries, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Number 2-95879 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement Number 2-48986 on Form S-8, and Registration Number 33-53715 on Form S-8 of Texas Industries, Inc. and in the related Prospectuses of our report dated July 15, 1994, with respect to the consolidated financial statements and schedules of Texas Industries, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended May 31, 1994.



                                            /s/ Ernst & Young LLP
                                            --------------------------
                                                Ernst & Young LLP



Dallas, Texas
August 24, 1994